UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On December 18, 2024, the Executive Committee (the “Committee” of the board of directors determined an estimated net asset value (“NAV”) of $2.01 per share of our common stock and unit of our operating partnership as of June 30, 2024.

In determining our estimated NAV, the Committee relied upon information contained in a report, the Valuation Report (the "Valuation Report") provided by management in consultation with the Valuation Expert (as hereinafter defined), the Committee's experience with, and knowledge of our real property and other assets as of June 30, 2024. The objective of the Committee in determining our estimated NAV was to arrive at a value, based on recent available data, that the Committee believed was reasonable based on methods that it deemed appropriate after consultation with management and the Committee. In preparing the Valuation Report, management relied in part on valuations of commercial real estate properties provided by LaPorte CPAs and Business Advisors, which we refer to herein as the "Valuation Expert." To calculate the estimated value of the Company’s real estate assets as set forth in the Valuation Report, the Valuation Expert used a methodology pursuant to the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013. The Valuation Expert did not determine the NAV of the Company’s common shares and operating partnership units.

The Company is providing the estimated NAV per share and operating partnership unit (“OP unit”) to assist stockholders OP unit holders and their financial advisors in evaluating the Company and to assist financial advisors in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The estimated NAV per share/unit is based on (x) the estimated value of the Company’s assets, less, the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s common stock, and OP units all as of June 30, 2024. The Company determines NAV on a periodic basis, in the sole discretion of the Committee, which value may be substantially different than the NAV previously determined.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially. The values of the Company’s assets and liabilities are expected to change in the future.

Investments in real estate

As of June 30, 2024, the valuation date, real estate and real estate related assets of the Company and its consolidated subsidiaries, consisted of 20 legacy office properties, four self-storage properties and one retail development site. The 20 legacy office properties comprised approximately 3.34 million square feet located in San Antonio, Dallas and Houston, Texas. Substantially all of the Company’s business is conducted through Silver Star Operating Partnership (the “Operating Partnership”) and its subsidiaries including special purpose entities (SPEs) and various limited liability companies (LLCs). Our membership interests, including our single member interests, in limited liability company subsidiaries are owned by the Operating Partnership or its wholly owned subsidiaries. On May 5, 2023, the Company completed the acquisition of all equity interests of Southern Star Self-Storage Investment Company.

The Valuation Expert determined an estimated fair value of each of the real estate assets owned by the Company and its subsidiaries. The real estate valuations were based on property level historical and budgeted operating and occupancy information provided by management. The Valuation Expert did not conduct inspections of the real properties.

Other Assets and Liabilities. The Committee determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and including restricted cash accounts and reserves; accounts receivable; prepaid expenses and other assets, including the reasonable value of recovery in litigation which management has estimated to be $35 million; due related parties, net; accounts payable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets and liabilities as of June 30, 2024.

Notes Payable. The Committee determined that book value and fair value of notes payable are equal as of June 30, 2024.

Estimated NAV per share. The estimated NAV per share/unit is based upon 66,818,497 shares of the Company’s common stock and minority owned Operating Partnership units issued and outstanding as of June 30, 2024.

Although the estimated NAV has been developed as a measure of value as of a specific time, the estimated NAV does not reflect a liquidity discount for the fact that the shares and Operating Partnership are not currently traded on a national securities exchange or the limited nature in which a shareholder may sell shares otherwise.

The following table presents how the estimated net asset values per share/unit were determined as of June 30, 2024 (in thousands except per share/unit amounts) (amounts in the table are unaudited):

Estimated fair value of investment in real estate assets	$196,595
Other assets and liabilities, net	23,512
Notes payable, net	(80,580)
Noncontrolling interests	(5,331)
Estimated net asset value attributable to common shares and OP unit holders	$134,196

As of June 30, 2024, the estimated NAV was allocated on a per share/unit basis as follows:

Estimated fair value of investment in real estate assets	$2.94
Other assets and liabilities, net	0.36
Notes payable, net	(1.21)
Noncontrolling interests	(0.08)
Estimated net asset value attributable to common shares and OP unit holders	$2.01

The capitalization rates used to value the real estate assets owned by the Company and the affiliates of the Company in which the Company has an interest, were selected and applied by the Valuation Expert on a property-by-property basis and were selected based on several factors, including but not limited to industry surveys, discussions with industry professionals, property type, age, current room rates and other factors that the Valuation Expert deemed appropriate. The following summarizes the overall discount rates and capitalization rates used by the Valuation Expert:

	Low	High	Weighted Average
Capitalization rate	5.1%	12.5%	10.4%

While the Company believes that the capitalization rates used by the Valuation Expert were reasonable, a change in those rates would significantly impact the concluded values of the Company’s properties and the concluded values of properties owned by affiliates in which the Company has an indirect interest, and accordingly, the estimated NAV per share. The table below illustrates the impact on the Company’s estimated NAV per share if the weighted average capitalization rate of 10.4% listed above increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Estimated NAV per common share
	Increase of 2.5%	Decrease of 2.5%
Direct capitalization - capitalization rate	$1.44	$2.94

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share/OP unit. As with any valuation method, and as noted above, the methods used to determine our estimated net asset value per share/OP unit were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated net asset value per share/OP unit determined by the Committee is not audited, does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•a stockholder or OP unit holder would be able to realize the estimated value per share/unit if such stockholder or OP unit holder attempts to sell his or her shares/units;

•a stockholder or OP unit holder would ultimately realize distributions per share/unit equal to the estimated value per share/unit upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•shares of our common stock or OP units would trade at the estimated value per share/unit on a national securities exchange;

•a third party would offer the estimated value per share/unit in an arms-length transaction to purchase all or substantially all the shares of our common stock and OP units; or

•the methods used to determine the estimated value per share/OP unit would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share/OP unit was calculated as of a particular moment in time and the value of the Company’s shares/OP units will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

The information furnished under Item 8.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Alex Board
Name: Alex Board
Title: Deputy Chief Financial Officer and Principal Accounting Officer
Date:  December 19, 2024